EXHIBIT 3.1 CERTIFICATE OF INCORPORATION

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 VOICENET, INC.

     Pursuant to the  provisions of the Delaware  General  Corporation  Law, the undersigned,  being the sole  incorporator of the Corporation,  hereby certifies and sets forth as follows:

     FIRST: The name of the corporation is Voicenet, Inc. (the "Corporation").

     SECOND: The address,  including the street, number, city and county, of the registered  office of the  Corporation  in the State of  Delaware is 1209 Orange
Street, in the city of Wilmington,  in the County of New Castle; and the name of the registered agent of the corporation in the State of Delaware at such address is the Corporation Trust Company.

     THIRD:  The  purpose of the  Corporation  is to engage in any lawful act or activity for which  corporations may be organized under the General  Corporation
Law of the State of Delaware.

     FOURTH:  The  aggregate  number  of  shares  of  capital  stock  which  the
Corporation shall have authority to issue is THREE THOUSAND  (3,000),  $.001 par value per share.

     FIFTH: The Corporation is to have perpetual existence.

     SIXTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation,  in the manner now or hereafter  prescribed by statute,  and all rights conferred upon stockholders herein are granted subject to this reservation.

     SEVENTH:  No director of the Corporation shall be liable to the Corporation or its  stockholders  for  monetary  damages for breach of  fiduciary  duty as a director,  except for  liability  (i) for any breach of the  director's  duty of loyalty to the Corporation or its  stockholders,  (ii) for acts or omissions not in good faith or which involve intentional  misconduct or a knowing violation of the law, (iii) under Section 174 if the General  Corporation Law of the State of
Delaware,  or (iv) for any  transaction  from  which  the  director  derived  an improper personal benefit.

     EIGHTH:  Every director and officer of the Corporation shall be indemnified by the  Corporation  against  any  and all  judgments,  fines,  amounts  paid in settling or otherwise disposing of actions or threatened  actions,  and expenses in  connection  therewith,  incurred by reason of fact that he was a director or officer of the  corporation or any other  corporation  of any kind,  domestic or foreign, which he served in any capacity at the

request of the Corporation,  to the full extent that such indemnification may be lawful under the Delaware General  Corporation Law.  Expenses so incurred by any such person in defending a civil or criminal action or proceeding shall likewise at his request be paid by the Corporation in advance of the final disposition of such action or proceeding to the full extent that such  advancement  of expenses may be lawful under said laws.

     The  Undersigned,  being the  incorporator,  for the  purpose  of forming a corporation  pursuant to the General  Corporation  Law of the State of Delaware,
does make this certificate,  hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and  accordingly has hereunto set my hands this 2nd day of April, 1996.

                                   /ss/ Rachele A. David
                                   ---------------------
                                   Rachele A. David
                                   c/o Campbell & Fleming, P.C.
                                   250 Park Avenue
                                   New York, New York 10177